Exhibit 99.2

News Release

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2400
Atlanta, GA 30309
Tel: 404 853 1400
Fax: 404 853 1430
AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

ACUITY BRANDS

ANNOUNCES ANNUAL MEETING DATE

ATLANTA, October 7, 2009 – Acuity Brands, Inc. (NYSE: AYI) announced that it will hold its Annual Meeting of Stockholders at 1:00 p.m. ET on Friday, January 8, 2010, in the Ballroom of the Four Seasons Hotel, 75 Fourteenth Street NE, Atlanta, Georgia. The quarterly meeting of the Company’s Board of Directors will also take place that day.

Acuity Brands, Inc., the parent company of Acuity Brands Lighting, Inc. and other subsidiaries, is one of the world’s leading providers of lighting fixtures and related products and services with fiscal year 2009 net sales of over $1.6 billion. The Company’s brands include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel® , American Electric Lighting®, Gotham®, Carandini®, MetalOptics®, Antique Street Lamps™, RELOC®, Lighting Control & Design™, Sensor Switch®, Synergy® Lighting Controls, SAERIS™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.